Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Charles Krebs	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 26133 U.S. Hwy 19 North, Suite 300, Clearwater, Florida 33763	CFO Ph # (402) 658-0809	Web site: www.nicholasfinancial.com

Nicholas Financial Announces

4th Quarter Fiscal Year 2024 Results

July 1, 2024 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) (the "Company") announced a net loss for the three months ended March 31, 2024 of $1.3 million compared to net loss of $15.8 million for the three months ended March 31, 2023. Basic and diluted net loss per share was $0.19 for the three months ended March 31, 2024 as compared to basic and diluted net loss per share of $2.18 for the three months ended March 31, 2023.

Acquisition of Amplex Electric, Inc.

On June 15, 2024, the Company closed the Share Purchase Agreement to acquire Amplex Electric, Inc., an Ohio corporation (“Amplex”), from the sellers (the “Sellers”), pursuant to which the Sellers have agreed to sell, and the Company has agreed to purchase 51% of the issued and outstanding common shares, no par value per share, of Amplex and the Company has agreed to make payment to holders of options for Amplex’s common shares in consideration of cancellation of such options for preliminary purchase consideration of $11,562,802, which was paid in cash on the date of closing. The acquisition will be accounted for using the acquisition method and the results of the acquired business will be included in the Company’s results of operations from the acquisition date. Based on the timing of the acquisition and lack of available information, the Company determined it was impractical to disclose a preliminary purchase price allocation at this time. The Company is currently in the process of completing the accounting for the transaction and expects to have preliminary allocations of the purchase consideration to the assets acquired and liabilities assumed in the first quarter of the current fiscal year.

In conjunction with the closing of the Share Purchase Agreement, the Company purchased an additional 1,674 shares of Amplex common stock at the share purchase price of $1,792.55 per share for an aggregate purchase price of $3,000,000.

Disposition of Assets to Westlake Financial

As previously disclosed in the Company's Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on November 22, 2023, as amended, the Company had been seeking shareholder approval for the sale of all or substantially all of the Company's undertaking, consisting of automobile finance installment contracts, pursuant to the terms of a Master Asset Purchase Agreement dated as of November 13, 2023 between the Company and Westlake Services, LLC dba Westlake Financial, a California limited liability company (the "Loan Portfolio Sale"). The Company was pursuing the Loan Portfolio Sale for a number of reasons consistent with its previously disclosed evolving restructuring plan. Management believes the Loan Portfolio Sale will free up capital and permit the Company to allocate excess capital and utilize net operating losses to increase shareholder returns, whether by acquiring businesses or by investing outside of the Company's traditional business. The Board of Directors intends to explore strategic alternatives for the use of the net proceeds from the sale and seek to maximize the value of deferred tax assets, including net operating losses, available to the Company.

As previously disclosed, the Company adopted Accounting Standards Update, or ASU, 2016-13 on April 1, 2023, and consequently utilized the current expected credit losses model through October 31, 2023, by applying a discounted cash flows methodology to its financial assets, measured at amortized cost, over the life of those financial assets. Concurrently with the decision to sell the loan portfolio, the Company reclassified its finance receivables to held for sale, which is carried at the lower of amortized cost or fair value. As a result of this reclassification, during the third fiscal quarter the Company reversed its allowance for credit losses which resulted in a reversal of previously recorded provisions for credit losses. The Company compared the fair value and amortized cost of finance receivables held for sale and recorded a valuation allowance of $17.3 million to reduce the amortized cost of the portfolio to fair value as of March 31, 2024. In contrast, for the three and twelve months ended March 31, 2023, the

Company utilized the incurred loss methodology, by applying a trailing twelve-month net charge-off as a percentage of average finance receivables to the ending finance receivables to estimate probable credit losses and maintain an allowance for credit losses.

The net charge-off percentage, which represents charge-offs less recoveries divided by average finance receivables outstanding during the period, decreased to 23.9% from 30.9% for the three months ended March 31, 2024 and 2023, respectively. The customers typically experience lighted economic pressure during the tax season, which temporarily enhances collections and shortens loan delinquencies.

Interest and fee income on finance receivables decreased 55.5% to $3.9 million for the three months ended March 31, 2024, as compared to $8.7 million for the three months ended March 31, 2023. The decrease was primarily attributable to the reduction in finance receivables driven by the decision to discontinue Contracts purchases during the third quarter of current fiscal year and origination of direct loans during the third quarter of the prior fiscal year .

Operating expenses decreased 49.0% to $3.0 million for the three months ended March 31, 2024, compared to $5.9 million for the three months ended March 31, 2023. The decrease in operating expenses was primarily attributable to the change in operating strategy and the restructuring plan the Company previously announced, which included outsourcing its servicing operations. Specifically, the Company reduced its payroll and employee related expenses by 57.7% to $0.3 million from $0.8 million for the three months ended March 31, 2024, and 2023, respectively. Similarly, branch related expenses, loan origination costs, and other administrative expenses, decreased by 46.7% to $2.7 million from $5.0 million for the three months ended March 31, 2024 and 2023, respectively. Following management's decision to pursue the Loan Portfolio Sale, the Company discontinued loan originations and further reduced its personnel, while its loan portfolio was serviced by a third-party provider.

The Company reported a loss before income taxes for the three months ended March 31, 2024 of $1.3 million compared to loss before income taxes of $15.8 million for the three months ended March 31, 2023.

The Company reported a net loss for the twelve months ended March 31, 2024 of $20.8 million compared to net loss of $34.1 million for the twelve months ended March 31, 2023. Basic and diluted net loss per share was $2.86 for the twelve months ended March 31, 2024 as compared to basic and diluted net loss per share of $4.65 for the twelve months ended March 31, 2023.

Interest and fee income on finance receivables decreased 49.8% to $22.2 million for the twelve months ended March 31, 2024, as compared to $44.3 million for the twelve months ended March 31, 2023, primarily due to a discontinued origination of finance contracts and direct loans pursuant to the Company's restructuring plan.

The net charge-off percentage increased to 30.6% from 15.9% for the twelve months ended March 31, 2024 and 2023, respectively.

Operating expenses decreased 52.2% to $15.5 million for the twelve months ended March 31, 2024 from $32.4 million for the twelve months ended March 31, 2023. The decrease in operating expenses was primarily attributable to the change in operating strategy aimed at reducing operating expenses and freeing up capital. As part of this plan, the Company closed all of its brick-and-mortar branches during the second and third quarters of the year ended March 31, 2023.

The Company reported a loss before income taxes for the twelve months ended March 31, 2024 of $20.8 million compared to a loss before income taxes of $32.7 million for the twelve months ended March 31, 2023.

For the twelve months ended March 31, 2024, the Company originated $5.5 million in finance receivables, collected $51.6 million in principal payments and proceeds from repossessed assets, fully paid off the $29.1 million of its credit facility, and increased cash and cash equivalents by $18.5 million.

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2024	448	$5,515	$12,396	22.1%	6.3%	50
4	-	-	-	0.0%	0.0%	-
3	20	252	12,600	21.9%	6.6%	51
2	209	2,543	12,167	22.3%	6.3%	49
1	219	2,720	12,420	22.0%	6.0%	50
2023	4,040	$47,526	$11,932	22.5%	6.5%	48
4	127	1,579	12,433	22.2%	6.2%	49
3	383	4,511	11,778	22.4%	6.8%	48
2	1,595	19,082	11,964	22.7%	6.4%	48
1	1,935	22,354	11,552	22.9%	6.6%	48
2022	7,793	$85,804	$11,002	23.1%	6.9%	47
4	2,404	27,139	11,289	22.9%	6.9%	47
3	1,735	19,480	11,228	23.1%	6.8%	47

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of		Principal
Fiscal Year	Loans		Amount	Average Amount	Average	Average
/Quarter	Originated		Originated	Financed*^	APR*	Term*
2024	$-		$-	$-	0.0%	-
4	-		-	-	0.0%	-
3	-		-	-	0.0%	-
2	-		-	-	0.0%	-
1	-		-	-	0.0%	-
2023	3,662		15,822	4,277	30.4%	26
4	-		-	-	0.0%	-
3	245		1,080	4,128	29.6%	27
2	1,427		6,527	4,574	30.3%	25
1	1,990		8,215	4,128	31.2%	25
2022	6,770	-	28,740	4,307	30.5%	26
4	1,584		7,458	4,708	30.0%	27
3	2,282		8,505	3,727	31.8%	24

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company. The Company currently engages primarily in acquiring and servicing automobile finance installment contracts for purchases of used and new automobiles and light trucks. For an index of Nicholas Financial, Inc.’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate any excess capital to increase shareholder returns, and the potential sale of the Company’s assets to Westlake Services, LLC dba Westlake Financial ("Westlake"),, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in forward-looking statements, including without limitation:

• the risk that the contemplated sale of substantially all of the Company’s assets to Westlake may not close, or the risk that the anticipated short- and/or long-term benefits of such sale may not be realized, whether in whole or in part;

• the risk that approval by the 7th Judicial Circuit Court, Clay County, Missouri of the settlement of certain litigation involving Mr. Jeremiah Gross may not be granted, either on terms and conditions satisfactory to the Company or at all;

• the risk that the anticipated benefits of the restructuring and change in operating strategy, including the servicing and financing arrangements with WPM, the Company's loan servicer and an affiliate of Westlake Financial (including without limitation the expected reduction in overhead, streamlining of operations or reduction in compliance risk), do not materialize to the extent expected or at all, or do not materialize within the timeframe targeted by management;

• the risk that the actual servicing fees paid by the Company under the WPM servicing agreement, which the Company is classifying as administrative costs on its financial statements, exceed the amounts estimated;

• the risk that the actual interest payments to be made by the Company under the loan agreement with an affiliate of WPM exceed the range estimated;

• risks arising from the loss of control over servicing, collection or recovery processes that we have controlled in the past and potentially, termination of these services by WPM (a failure of WPM to perform their services under the servicing agreement in a satisfactory manner may have a significant adverse effect on our business);

• the risk that the actual costs of the exit and disposal activities in connection with the consolidation of workforce and closure of offices exceed the Company’s estimates or that such activities are not completed on a timely basis;

• the risk that the Company underestimates the staffing and other resources needed to operate effectively after consolidating its workforce and closing offices;

• uncertainties surrounding the Company’s success in developing and executing on a new business plan;

• risks and uncertainties surrounding the Company’s ability to use its net operating losses in future periods; and

• uncertainties surrounding the Company’s ability to use any excess capital to increase shareholder returns, including without limitation, by acquiring loan portfolios or businesses or investing outside of the Company’s traditional business; and

• the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K for the year ending March 31, 2024 filed on July 1, 2024, and under "RISK FACTORS" in our Proxy Circular/Prospectus contained in Amendment No. 2 to our Registration Statement on Form S-4 (Registration No. 333-275704) filed with the SEC on January 29, 2024, and our other filings made with the U.S. Securities and Exchange Commission (“SEC”).

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements and cautionary statements included in this press release are made as of the date hereof based on information available to the Company as the date hereof, and the Company assumes no obligation to update any such forward-looking statement or cautionary statement. Prospective investors should also consult the risk factors described from time to time in the Company’s other filings made with the SEC, including its reports on Forms 10-K, 10-Q, 8-K and annual reports to shareholders.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Twelve months ended
	March 31,		March 31,
	2024	2023	2024	2023
Interest and fee income on finance receivables	$3,870	$8,690	$22,237	$44,270
Expenses:
Operating expenses	3,038	5,958	15,520	32,449
Provision for credit losses	—	17,378	2,570	40,658
Fair value and other adjustments, net	2,192	—	24,164	—
Interest expense	103	1,149	929	3,931
Total expenses	5,333	24,485	43,183	77,038
Income from securities:
Net gain on equity investments	—	—	—	66
Income from cash equivalents	114	—	145	—
Total income from securities	114	—	145	66
Loss before income taxes	(1,349)	(15,795)	(20,801)	(32,702)
Income tax expense	—	2	—	1,417
Net loss	$(1,349)	$(15,797)	$(20,801)	$(34,119)
Loss per share:
Basic	$(0.19)	$(2.18)	$(2.86)	$(4.65)
Diluted	$(0.19)	$(2.18)	$(2.86)	$(4.65)

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	March 31,	March 31,
	2024	2023
Cash and cash equivalents	$18,982	$454
Finance receivables held for sale, at a lower of amortized cost or fair value	38,773	-
Finance receivables held for investment, net	-	106,919
Repossessed assets held for sale, at lower of carrying value or fair value less cost to sell	668	1,491
Other assets	1,415	1,484
Total assets	$59,838	$110,348
Line of credit, net of debt issuance costs	$-	$28,936
Other liabilities	996	1,603
Total liabilities	996	30,539
Shareholders’ equity	58,842	79,809
Total liabilities and shareholders’ equity	$59,838	$110,348
Book value per share	$8.07	$10.95

Finance receivables held for sale consist of Contracts and Direct Loans and are detailed as follows:

	(in thousands)
	March 31,	March 31,
	2024	2023
Finance receivables held for sale at amortized cost	$56,108	$-
Held for sale allowance	(17,335)	-
Finance receivables held for sale at fair value	$38,773	$-

	Three months ended		Twelve months ended
	March 31,		March 31,
	(In thousands)		(In thousands)
Portfolio Summary	2024	2023	2024	2023
Average finance receivables (1)	$59,130	$141,384	$88,285	$165,412
Average indebtedness (2)	$-	$37,331	$8,020	$54,214
Interest and fee income on finance receivables	$3,870	$8,690	$22,237	$44,270
Interest expense	103	1,149	929	3,931
Net interest and fee income on finance receivables	$3,767	$7,541	$21,308	$40,339
Portfolio yield (3)	26.18%	24.59%	25.19%	26.76%
Net charge-off percentage (4)	23.89%	30.93%	30.63%	15.86%

Note: The three-month of income performance indicators expressed as percentages have been annualized.

(1) Average finance receivables represent the average of finance receivables throughout the period.

(2) Average indebtedness represents the average daily outstanding borrowings under the line of credit. Average indebtedness does not include the PPP loan.

(3) Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables.

(4) Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2024	$50,832	$6,306	$1,554	$731	$-	$8,591
		12.41%	3.06%	1.44%	0.00%	16.90%
March 31, 2023	$108,828	$10,083	$3,274	$3,698	$-	$17,055
		9.27%	3.01%	3.40%	0.00%	15.67%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
March 31, 2024	$6,083	$720	$156	$103	$-	$979
		11.84%	2.56%	1.69%	0.00%	16.09%
March 31, 2023	$18,654	$1,448	$654	$1,074	-	$3,176
		7.76%	3.51%	5.76%	0.00%	17.03%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2024	2023	2024	2023
Purchases/Originations	$-	$1,579	$-	$-
Average APR	0%	22.2%	0%	0%
Average discount	N/A %	6.2%	N/A	N/A
Average term (months)	-	49	-	-
Average amount financed	$-	$12,433	$-	$-
Number of contracts	-	127	-	-

	Contracts		Direct Loans
	Twelve months ended		Twelve months ended
	March 31,		March 31,
	(Purchases in thousands)		(Originations in thousands)
	2024	2023	2024	2023
Purchases/Originations	$5,515	$47,526	$-	$15,822
Average APR	22.1%	22.5%	0%	30.4%
Average discount	6.3%	6.5%	N/A	N/A
Average term (months)	50	48	-	26
Average amount financed	$12,396	$11,932	$-	$4,277
Number of contracts	448	4,040	-	3,662

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	March 31,		March 31,
Portfolio	2024	2023	2024	2023
Average APR	22.7%	22.8%	26.8%	29.1%
Average discount	6.6%	6.8%	N/A	N/A
Average term (months)	50	49	34	28
Number of active contracts	7,720	14,081	1,866	5,322

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